As filed with the Securities and Exchange Commission on November 3, 1998

                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1993

                             ----------------------

                                    OEA, INC.
             (Exact name of registrant as specified in its charter)

                             ----------------------

       DELAWARE                                               36-2362379
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                          Identification Number)
                            34501 EAST QUINCY AVENUE
                             POST OFFICE BOX 100488
                             DENVER, COLORADO 80250
                                 (303) 693-1248
                    (Address of principal executive offices)

                     OEA, INC. EMPLOYEES' STOCK OPTION PLAN
               OEA, INC. NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN
                           (Full titles of the plans)

                             ----------------------

      J. THOMPSON MCCONATHY                       RONALD R. LEVINE, II, ESQ.
            OEA, INC.                             DAVIS, GRAHAM & STUBBS LLP
    34501 EAST QUINCY AVENUE                  370 SEVENTEENTH STREET, SUITE 4700
     POST OFFICE BOX 100488                         DENVER, COLORADO  80202
     DENVER, COLORADO  80250                            (303) 892-9400
         (303) 693-1248                         (Copies of all correspondence)
    (Name, address and telephone number,
 including area code, of agent for service)

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================
                                                    Proposed       Proposed
                                     Amount          maximum        maximum
      Title of securities             to be      offering price    aggregate       Amount of
       to be registered            registered      per unit(1)  offering price(1)  registration fee
----------------------------------------------------------------------------------------------------
Common Stock, $.10 par value     650,000 shares      $10.875       $7,068,750          $1,966

====================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(h), based upon the closing price of the Company's Common Stock on October 29, 1998 as reported on the New York Stock Exchange.

(2) This Registration Statement also applies to rights under the Company's Common Share Purchase Rights Plan, which are attached to tradeable with the shares of Common Stock registered hereby. No registration fee is required for such rights and the shares underlying such rights as they will be issued for no additional consideration.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

3.      INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed or to be filed by OEA, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated or deemed to be incorporated in this Registration Statement by reference:

        A. The Company's Annual Report on Form 10-K, for the fiscal year ended July 31, 1998; and

        B. The description of the Company's Common Stock, par value $.10 per share, contained in its Registration Statement on Form 8-A, as filed with the Commission (file no. 1-06711) as amended.

        All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated by, or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

4.      DESCRIPTION OF SECURITIES

        Not Applicable.

5.      INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not Applicable.

6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law ("Delaware Law") permits, subject to certain conditions, a corporation to indemnify its directors, officers, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director, officer, employee or agent in connection with the threatened, pending or completed actions, suits and proceedings (other than actions by or in the right of the corporation) in or to which any of such persons is a party or is threatened to be made a party.

        The Company's Bylaws and Certificate of Incorporation provide that the Company shall indemnify all officers, directors and employees of the Company to the full extent permitted by Delaware Law.

        The Company maintains a policy insuring, subject to certain exceptions, its directors and officers and the directors and officers of its subsidiaries against liabilities that may be incurred by such persons in such capacities.

        The OEA, Inc. Employees' Stock Option Plan and the OEA, Inc. Nonemployee Directors' Stock Option Plan both provide that no member of the Committee administering such plans shall be liable for any action, interpretation or determination made in good faith with respect to the Plans, and that all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, interpretation or determination.

7.      EXEMPTIONS FROM REGISTRATION CLAIMED.

        Not applicable.

8.      EXHIBITS

        4.1    Employees' Stock Option Plan.

        4.2    Nonemployee Directors' Stock Option Plan.

        5.1    Opinion and Consent of Davis, Graham & Stubbs LLP.

        23.1   Consent of Davis, Graham & Stubbs LLP. (See Exhibit 5.1.)

        23.2   Consent of Ernst & Young LLP.

        24.1   Powers of Attorney. Included on Signature Page.

------------------


9.      UNDERTAKINGS

        A.     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any additional or changed material information on the plan of distribution, provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        B. The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      *****

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aurora, State of Colorado, on the 3rd day of November, 1998.


                                         OEA, INC.


                                         By:/s/ Charles B. Kafadar
                                            ------------------------------------
                                            Charles B. Kafadar
                                            Chief Executive Officer and Director


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Charles B. Kafadar and
J. Thompson McConathy, or either of them, with full power to act alone, his true and lawful attorneys-in-fact, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and amendments filed pursuant to Rule 462) to this Registration Statement on Form S-8, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or either of them may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                               Title                               Date
        ---------                               -----                               ----

/s/ Charles B. Kafadar                Chief Executive Officer, President       November 3, 1998
-----------------------------------   and Director (Principal Executive
Charles B. Kafadar                    Officer)

/s/ J. Thompson Mcconathy             Vice President of Finance                November 3, 1998
-----------------------------------  (Principal Financial Officer)
J. Thompson McConathy


/s/ Jepson S. Fuller                  Controller                               November 3, 1998
-----------------------------------   (Principal Accounting Officer)
Jepson S. Fuller


/s/ Robert J. Schultz                 Chairman of the Board                    November 3, 1998
-----------------------------------
Robert J. Schultz


/s/ George S. Ansell                  Director                                 November 3, 1998
-----------------------------------
George S. Ansell


/s/ Erwin H. Billig                   Director                                 November 3, 1998
-----------------------------------
Erwin H. Billig


/s/ J. Robert Burnett                 Director                                 November 3, 1998
-----------------------------------
J. Robert Burnett


/s/ Philip E. Johnson                 Director                                 November 3, 1998
-----------------------------------
Philip E. Johnson


/s/ Lewis W. Watson                   Director                                 November 3, 1998
-----------------------------------
Lewis W. Watson

                                  EXHIBIT INDEX


4.1     OEA, Inc. Employees' Stock Option Plan.

4.2     OEA, Inc. Nonemployee Directors' Stock Option Plan.

5.1     Opinion and Consent of Davis, Graham & Stubbs LLP.

23.1    Consent of Davis, Graham & Stubbs LLP.  (See Exhibit 5.1.)

23.2    Consent of Ernst & Young LLP.

24.1    Powers of Attorney.  Included on Signature Page.